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                                                                     EXHIBIT 23A


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Nastech Pharmaceutical Company Inc.:


We consent to incorporation by reference in the Registration Statement No. 333-________ on Form S-3 of Nastech Pharmaceutical Company Inc. of our report dated March 24, 1997, relating to the balance sheet of Nastech Pharmaceutical Company Inc. as of December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the six months ended December 31, 1996, which report appears in the December 31, 1996 transition report on Form 10-K of Nastech Pharmaceutical Company Inc.




                                                KPMG PEAT MARWICK LLP


Jericho, New York
January 5, 1998